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News Release

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Contacts:	Exhibit 99

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Media
Robert C. Ferris
(973) 455-3388
rob.ferris@honeywell.com

HONEYWELL ELECTS D. SCOTT DAVIS, CHIEF FINANCIAL OFFICER OF UPS, TO ITS BOARD OF DIRECTORS

MORRIS TOWNSHIP, NJ, August 1, 2005 -- Honeywell (NYSE: HON) announced today that D. Scott Davis, Chief Financial Officer, Principal Accounting Officer, Senior Vice President, and Treasurer of UPS (NYSE: UPS), has been elected to its Board of Directors. He will serve on the Audit Committee and the Retirement Plans Committee.

Davis, 53, has served as Chief Financial Officer of UPS since January 2001 and is also a member of the UPS Management Committee, which oversees the day-to-day management of the company. As Chief Financial Officer, Davis is responsible for all activities related to accounting, auditing, finance, financial planning, taxes and treasury. He also serves as the company’s main external liaison to the finance, investor and analyst communities.

“Scott’s experience as an executive manager of an enormously successful global organization makes him a valuable addition to Honeywell’s Board of Directors,” said Dave Cote, chairman and chief executive officer of Honeywell. “The combination of his deep and highly-disciplined financial and accounting acumen, executive management experience and technical background make Scott a great fit for Honeywell.”

“UPS is renowned for its strengths in logistics and supply chain. As one of three members of the UPS Strategic Planning Committee, Scott’s leadership has been critical to driving growth globally at UPS and building a stronger brand through consistent high quality customer service. We are excited to be gaining Scott’s insights, especially as we continue to roll-out key strategic customer-focused initiatives such as the Honeywell Operating System, Functional Transformation Initiative and Velocity Product Development. Both the Board and

our management team are looking forward to working with Scott and leveraging his well-rounded management and financial experience.”

Davis has been with UPS in various positions for over 18 years. He joined UPS as part of the company’s acquisition of II Morrow, a developer of general aviation and marine navigation instruments, in 1986. At II Morrow, Davis served as Chief Financial Officer and later as Chief Executive Officer after UPS acquired the company. Davis has also held various positions on the UPS financial team, including Treasury Manager, Financial Reports and Plans Manager, and Vice President of Finance and Accounting. Prior to being named CFO in 2001, Davis served as Vice President of Finance and was responsible for banking, investments, mergers and acquisitions, tax and investor relations. Davis started his career as a member of the Audit and Consulting Practices at Arthur Anderson in Portland, OR.

Davis is a Certified Public Accountant and serves as a Director of the Federal Reserve Bank of Atlanta. He is also Vice-Chairman of the Georgia Council on Economic Education.

A native of Oregon, Davis earned a bachelor’s degree in finance from Portland State University. Davis also completed an Advanced Management Program at the Wharton School of Business.

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Honeywell International is a $26 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; turbochargers; and specialty materials. Based in Morris Township, N.J., Honeywell’s shares are traded on the New York, London, Chicago and Pacific Stock Exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. For additional information, please visit www.honeywell.com.

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This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.